SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to [SECTIONS]240.14a-12

              (Name of Registrant as Specified In Its Charter)

                       CHINA PREMIUM FOOD CORPORATION
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

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                       CHINA PREMIUM FOOD CORPORATION

                             --------------------
                Notice of the Annual Meeting of Shareholders
                          To be Held March 27, 2001
                             --------------------

      The annual meeting of shareholders of China Premium Food Corporation will be held at The Waterford Hotel & Conference Center, Salon A, 11360 US Highway One, North Palm Beach, Florida, on March 27, 2001, at 10:00 a.m. The annual meeting is being held to consider and vote on the following matters, as indicated in the table below and more fully described in the accompanying proxy statement, and such other matters as may come properly before the annual meeting or any adjournments.

PROPOSAL 1:  The election of five (5) directors to our board of directors for terms of two years.

PROPOSAL 2:  The ratification or rejection of the selection of BDO Seidman,
             LLP as our independent public accountants for the fiscal years ending December 31, 2000 and 2001.

PROPOSAL 3:  The transaction of any other business that may come properly before the meeting.

      The close of business on February 28, 2001, has been fixed as the record date for the determination of our shareholders entitled to notice of and to vote at the annual meeting. You are cordially invited to attend the annual meeting.

      This notice and related proxy materials have been mailed to shareholders of record on or about March 1, 2001. This proxy is being solicited on behalf of our board of directors and those nominees for re-election to the board.

                                       By Order of the Board of Directors,
                                       China Premium Food Corporation


                                       Susan E. Lurvey
                                       Secretary

North Palm Beach, Florida
February 28, 2001

---------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED VOTER INSTRUCTION CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.
---------------------------------------------------------------------------

                       China Premium Food Corporation
                       11300 U.S. Highway 1, Suite 202
                         North Palm Beach, FL 33408
                               1-877-625-1411

                            --------------------

                               PROXY STATEMENT
                                   FOR THE
                       ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held March 27, 2001

                            --------------------

Dear Shareholders:

      This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of China Premium Food Corporation for use at the annual meeting of our shareholders for 1999, which will be held at The Waterford Hotel & Conference Center, Salon A, 11360 US Highway One, North Palm Beach, Florida, on March 27, 2001, at 10:00 a.m., and at any adjournments of the annual meeting. This proxy statement, accompanying proxy card and notice of annual meeting, are expected to be mailed to shareholders on or about March 1, 2001.

      The annual meeting is being held to consider and vote on three proposals:

PROPOSAL 1:    The election of five (5) directors to our board of directors for terms of two years.

PROPOSAL 2:    The ratification or rejection of BDO Seidman, LLP as our
               independent public accountants for the fiscal years ending
               December 31, 2000 and 2001.

PROPOSAL 3:    The transaction of any other business that may come properly before the meeting.

Who can vote at the annual meeting?

      Shareholders of record at the close of business on February 28, 2001, are entitled to notice of, and to vote at, the annual meeting. As of that date, we had 13,095,441 shares of common stock entitled to vote at the annual meeting.

      In order that your shares may be represented, you are requested to:

          *  indicate your instructions on the proxy or proxies;
          *  date and sign the proxy or proxies;
          *  mail the proxy or proxies promptly in the enclosed envelope; and
          * allow sufficient time for the proxy or proxies to be received annual meeting on March 27, 2001

How do the shareholders vote by proxy?

      If the enclosed proxy card is executed properly and returned in time to be voted at the annual meeting, your shares will be voted in accordance with the instructions marked on the proxy card. If no vote or other instructions are marked on the proxy card with respect to a specific proposal, your proxy will be voted "FOR" the approval of such proposal and in accordance with the judgment of the persons appointed as proxies upon any other matter that properly may come before the annual meeting. Any shareholder giving a proxy by mailing in a card has the right to attend the annual meeting to vote in person. This in person vote will revoke any prior proxy given to us. Also, you have the right to revoke your proxy at any time by written notice received by us prior to the time it is voted.

What is a quorum?

      A quorum of shareholders is a majority of the outstanding shares entitled to vote at the annual meeting present at the meeting in person or by proxy. For purposes of determining the presence of a quorum for transacting business at the annual meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

Adjournments

      In an event that a quorum is not present at the annual meeting, the meeting will be adjourned to permit further solicitation of proxies. In the event that a quorum is present but sufficient votes have not been received to approve one or more of the proposals, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. The persons named as proxies will vote in their discretion on questions of adjournment those shares for which proxies have been received that grant discretionary authority to vote on matters that may come properly before the meeting.

Important information for shareholders

      A notice of the annual meeting and proxy accompany this proxy statement. Proxy solicitations will be made by mail. All costs of solicitation, including (a) printing and mailing of this proxy statement and accompanying material, (b) the reimbursement of expenses in forwarding solicitation material to the beneficial owners of our shares, (c) payment of American Stock Transfer and Trust Company for its services in soliciting proxies and recording votes, and (d) supplementary solicitations to submit proxies, will be borne by us.

Included with this proxy statement are the following:

* Our annual report on Form 10KSB for the 1999 reporting year, which includes our audited financial statements for the fiscal years ended December 31, 1998 and 1999, as filed with Securities and Exchange Commission

* Our most recent quarterly report on Form 10QSB for the third quarter of 2000, which includes our unaudited financial statements for nine months ending September 30, 2000, as filed with the Securities and Exchange Commission

                   Proposal 1: Election of Four Directors

      The first proposal to be submitted at the annual meeting is the election of five (5) of our ten (10) directors for terms to expire at the second subsequent annual meeting of our shareholders, to be held in the year 2002. Our board is divided in to two groups of directors, who are elected at alternate annual meetings. In 2000, our board of directors voted to increase the board from eight to ten members. One new member was placed in each of the two different director groups.

      The board of directors has accepted nominations for the following persons as directors, all of whom presently serve as directors of the
Company:


      Mr. Arthur W. Blanding     (Director since 1999 and Chairman of our
                                 subsidiary Bravo! Foods, Inc.)

      Mr. Paul Downes            (Director since 1997 and former Chairman)

      Mr. Robert L. Holz         (newly appointed Director and member of our
                                 Audit Committee)

      Mr. John McCormack         (Director since 1997 and our President/COO
                                 as well as CEO of Bravo!)

      Mr. Roy G. Warren          (Director since 1997, our CEO and member of
                                 our Executive Committee as well as
                                 Treasurer of Bravo!)

Vote Required

      The election of the nominees as directors requires the affirmative vote of a simple majority (more than 50%) of the outstanding voting shares present at the annual meeting in person or by proxy in favor of each nominee. For convenience, you may vote for all of the nominees as a group by checking the appropriate box on the accompanying proxy card.

THE BOARD OF DIRECTORS (EXCLUDING THE NOMINEES) RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS OF THE COMPANY. ANY UNMARKED PROXIES WILL BE SO VOTED.

        Proposal 2: Ratification of Appointment of Public Accountants

      The second proposal to be submitted at the annual meeting is the ratification or rejection of the selection by the board of directors of BDO Seidman, LLP as our independent public accountants for the current fiscal year and for the past fiscal year. BDO Seidman, LLP has examined our financial matters and those of our Chinese and U.S. subsidiaries and has issued reports on its audit for the years ending December 31, 1998 -1999. We have paid BDO Seidman $93,000 for 1999 audit fees and an additional $10,000 to review certain registration statements filed with the SEC. In 2000, we paid BDO Seidman $63,000 for audit fees and $36,500 for SEC registration statement review. BDO Seidman has not rendered any business consultation services to us.

Vote Required

      Ratification of the selection of BDO Seidman, LLP as independent public accountants for the Company requires the affirmative vote of a simple majority (more than 50%) of the outstanding voting shares present at the Annual Meeting in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY. ANY UNMARKED PROXIES WILL BE SO VOTED.

                         Proposal 3: Other Business

      We know of no other business to be presented at the annual meeting. If any additional matters should be presented properly, however, proxies will be voted or not voted as instructed in the proxy cards. Proxy cards reflecting no instructions will be voted in accordance with the judgment of the named proxy holders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" AUTHORIZING THE PROXY HOLDERS TO VOTE UPON SUCH OTHER MATTERS THAT MAY COME PROPERLY BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS

                     SUMMARY OF CERTAIN BUSINESS EVENTS

      In March 1999 the Company signed a Master Licensing Agreement with Warner Brothers Consumer Products Co. and obtained the right to utilize Warner Brothers' Looney Tunes(TM) character images and names in the Shanghai and Hangzhou greater metropolitan areas. This licensing agreement gives the Company exclusive rights to such images and names in the defined geographic regions for use in connection with specified categories of products sold by the Company's subsidiaries in those areas. The company started to introduce these Looney Tunes(TM) products in the Shanghai in October, 1999.

      In April of 1999, the Company announced a definitive, exclusive, private label agreement with Lance, Inc to export snack foods to China. Lance will serve as the Company's exclusive supplier of cookies, cakes, crackers, meat snacks, nuts and chips for the Chinese market. The Company will import these snack items to China and will distribute them through the Company's recently established and government approved Free Trade Zone Company in Shanghai, known as China Peregrine Food Corporation (Shanghai) Co., Ltd. The Company will combine the exclusive supply contract with its Looney Tunes(TM) rights to distribute and sell Looney Tunes(TM) snack products in China.

      During the last quarter of 1999, the Company made several decisions and appointments with respect to changes to its United States based management and the management of its two Chinese joint ventures, which were implemented partially as of this first quarter of 2000. These changes were made to provide greater reporting and operational control over the Company's China business interests with the installation of a full time, site based, western trained management team residing in China, who would report directly to the Company's President and Chief Executive Officer. On November 5, 1999, our Board voted to accept the resignation of Mr. Charles J. Beech from all positions which he held in China Peregrine Food Corporation and his withdrawal from all positions which he held in Green Food Peregrine Children's Food Company, Limited and Hangzhou Meilijian Dairy Products Co., Ltd., in connection with these anticipated management changes.

      In January of 2000, the Board of Directors approved a reorientation of the Company's business structure that will enable the Company to maximize its resources in the capture of future growth. Underlying this strategic change is recognition of the importance of moving away from the production of dairy products in China toward a licensing and distribution model.

      As a first step in this process, we commenced a contractual process to terminate its involvement in Green Food Peregrine, its 70%-owned milk production joint-venture in Shanghai. The basis for the termination of the Green Food Peregrine joint venture was twofold: First, we determined that a change in management of the joint venture in Shanghai was necessary before any further funding by us could occur. When we attempted to implement these changes, however, its Chinese partner in the joint venture refused to cooperate, in violation of the joint venture contract. Second, based on favorable results of the testing of its brands in the Shanghai market in the fall of 1999, we subsequently determined that there was a more sizable and growing market for highly nutritional flavored milks than could be practically accommodated by our original Green Food Peregrine joint venture.

      In addition, during 2000, we initiated efforts to sell our interests in our other Chinese joint venture Hangzhou Meilijian Dairy Products Co., Ltd. While we believed that new product launches in 2000, including Looney Tunes(TM) branded items, would have result in profitability, we encountered management difficulties with this joint venture around new product issues. In December 2000, the Chinese government approved the buy out of our equity interest in this joint venture by our Chinese partner. That buy out transaction has closed and we have received $900,000 for our interest.

      In light of our non profitable experiences with our existing joint venture experiences, during 1999 and 2000 several initiatives were undertaken to differentiate our products, marketing and, ultimately, business strategy. These initiatives moved us from a capital intensive production business toward a business which supplies value added branded rights, promotion and marketing support to existing production facilities operated by others. Our goal was and is to avoid the costly problems associated with capital intensive production facilities and to better control our business interests directly and through wholly owned subsidiaries.

      Our business model has two distinct aspects. The first is to function as a licensing company in the US and China for international brands by entering into contracts with production companies under which we grant certain production rights for branded products and provide promotion and marketing support for those products. The second is to serve as an import/export company in China for food products, while utilizing a business to business website to facilitate the sale and distribution of those food products on a wholesale basis in China. Our plan calls for our being out of production in China by the end of 2000, with the launch of the business model in the US in the third quarter of 2000 and in China by the second quarter of 2001. We have taken several steps to implement this plan.

First - licensing agreement with Warner Bros.
---------------------------------------------

      In March of 1999, we commenced a licensing agreement with Warner Bros. Consumer Products, permitting us to produce and distribute a line of high quality, flavored milks branded with the Warner Bros. Looney Tunes(TM) logos, characters and names in the Shanghai and Hangzhou greater metropolitan areas. This licensing agreement now extends through June 2003 and covers all of China.

      Through taste testing and product development in the summer and fall of 1999, a line of white and flavored milk drinks for the Chinese urban market was created. These products each feature a different Looney Tunes(TM) character and have particular packaging and flavor profiles for each different cartoon character. Carrefour hypermarkets, Shanghai's largest food retailer, introduced the first four flavored milks during their October, 1999 20th anniversary promotion in Shanghai, including Tweety orange milk, Daffy banana milk, Taz chocolate milk and Silvester vanilla milk. Despite a retail price premium of 40% over the major competitor's flavored milks, these new products outsold the competitive brands by 4 to 1, with no external advertising and minimal in-store promotion.

      To obtain this license, we agreed to pay 3% royalty fee of net invoiced price of each licensed product and a guaranteed royalty consideration of $300,000, of which $45,000 was paid at the beginning of the agreement. The balance will be paid by 10 installments of $21,250 in each quarter starting on September 30, 1999 and a balloon payment of $42,500 on or before March 31, 2002. We agreed to pay an additional $100,000 for the expanded license and the balance of the installment payments has been increased to $33,750.

      We have signed supply agreements with Hangzhou Meilijian and Huai Nan Dairy to produce branded Looney Tunes(TM) white and flavored milks for us, which we will sell in Shanghai, through 21 hyperstores and 600 convenience type stores. We also will sell these products in 10 hyperstores outside of Shanghai in Hangzhou, Ningbo, Nanjing, Fuzhou, Wuxi and Suzhou. Sales of Looney Tunes(TM) flavored milks in Shanghai commenced in September 2000.

      Hangzhou Meilijian produces white whole and low fat milk, as well as lactase milk in 500 milliliter aseptic Tetra-Pak "pillow pouches". These "fresh" milk products have an unrefrigerated shelf life of 30 days. Huai Nan Dairy produces flavored milk in 250 milliliter aseptic pillow pouches. Both dairy processors utilize Tetra-Pak aseptic packaging using the latest Tetra-Pak machines. Ingredients for the flavored milks are formulated to our specifications and supplied on an exclusive basis by Givaudan Roure.

      As of November 2000, our Looney Tunes(TM) milk products are being sold in hyper or super stores and food markets in the Shanghai area, representing approximately three tonnes of milk per day. The timing of the distribution of our Looney Tunes(TM) milk products is non critical owing to the 30 day non refrigerated shelf life of the milk in the Tetra-Pak aseptic packaging. The distribution/sales costs are included in the gross profit presentation at an estimated cost of 24% of wholesale pricing.

      Administration of supply, distribution, marketing and sales of the Looney Tunes(TM) branded milk products in China is the responsibility of China Premium (Shanghai).

Second - establishment of China Premium (Shanghai) import/export company.
-------------------------------------------------------------------------

      In December 1999, we moved further away from production by positioning ourselves in the business of food distribution in China. We obtained government approval for the registration of China Premium Food Corporation (Shanghai) Co., Ltd., our wholly owned subsidiary in the Wai Gao Qiao Free Trade Zone in Shanghai, China. This subsidiary offers foreign companies all the infrastructure necessary to facilitate import/export transactions in or with China, including tax and legal compliance, customs and foreign currency exchange. Pursuant to Wai Gao Qiao rules, this subsidiary can distribute products that it imports into China, while maintaining reasonable price/profit margins owing to its status as a direct importer.

      Pursuant to our April 1999 exclusive private label agreement with Lance, Inc., we have imported our first shipment of Lance crackers and will distribute them in China through China Premium (Shanghai). These Lance products are and will continue to be marketed as branded Looney Tunes(TM) products. Initially, we have used local "jobbers" for distribution of the Lance products to small stores on a direct distribution basis, which means an individual delivery to every store. In addition, China Premium (Shanghai) has reached an agreement with Jian Shang, a local high end retail chain having 150 outlets.

      We are in the process of extending our China Premium (Shanghai)'s import/export business through the Yangling District of Shaanxi Province. This strategy is the result of our research into what we have learned is the broad scope of the business license already held by China Premium (Shanghai), which avoids the necessity for a new joint venture company in Yangling. The details and nature of the relationship between China Premium (Shanghai) and the Yangling District currently is under discussion and negotiation. This collaboration will be designed to service the premium food needs of four and five star hotels throughout China, both directly and through a business to business e-commerce portal. This internet portal, which will be available to U.S. companies from the supply side, has been launched in a demo version and shortly will be beta tested. Imported products will comprise a significant portion of the food products offered. China Premium (Shanghai) will assume the responsibility for the importation of these products, as well as the maintenance of the e-commence site.

Third - Bravo! Foods, Inc.
--------------------------

      In December of 1999, we formed, a wholly owned subsidiary, Bravo! Foods, Inc., which will be utilized to advance our business strategy of promoting and distributing, branded products in the United States. On July 27, 2000, Bravo! executed licensing agreement with Warner Bros. to use Looney Tunes(TM) characters and names on milk products in the entire United States.

      This licensing agreement grants Bravo! the right to use the cartoon characters Bugs Bunny, Tweety, Tasmanian Devil, Road Runner, Wilie B. Coyote, Lola Bunny, Marvin the Martian, Sylvester and Daffy Duck on milk products for sale in specified retail outlets in the fifty United States, Puerto Rico and the United States Virgin Islands. The initial term of the agreement is for 3 years, from January 1, 2000 through December 31, 2002. The licensing agreement recognizes that Bravo! will use third party production agreements for the processing of white and flavored milk products, and that the milk products will be produced and sold directly by those processors. Bravo!'s responsibilities are to design and provide Warner Bros. approved packaging artwork, to help determine the best tasting flavors for the particular market, and to assist in the administration, promotion and expansion of the Looney Tunes(TM) branded milk program. Ingredients for the flavored milks are formulated to our specifications and supplied on an exclusive basis by Givaudan Roure. Bravo! is not responsible for the handling of any of the flavor ingredients nor will it participate in sales or distribution.

      We have agreed to a royalty rate of 5% on the amount invoiced to the producer dairies for the right to use the Looney Tunes(TM) characters, flavor ingredients and for administrative and promotional assistance. The processor dairies targeted for this program are members of the Quality Chekd cooperative, which has over 40 member dairies. Bravo! and Quality Chekd have entered into a promotion agreement which governs the administration, promotion and marketing of this member dairy program. A back to school Looney Tunes(TM) launch with Turner Dairy and Sinton Dairy occurred in September 2000, for fresh flavored milks. Two additional dairies have executed production agreements with Bravo! for the processing, distribution and sale of Looney Tunes(TM) flavored milks in the Pennsylvania and upstate New York regions and in northern California, to commence in the first quarter 2001. These dairies do not believe that the Looney Tunes(TM) flavored milk line will diminish their existing sales of traditional milk. Rather, they believe that these products will develop their own market as an adjunct to existing sales. Participating dairies each expect to sell the equivalent of 2,000,000 pints of Looney Tunes(TM) flavored milk per year.

      Based upon a revenue and cost analysis of Bravo! obligations under the licensing agreement, we expect Bravo! to realize a post royalty gross profit of $0.0572 for each pint of chocolate flavored milk processed and $0.0566 for all other flavors. Costs of sales and overhead run approximately $450,000 per year. With a modest ramp up to four participating dairies, we expect Bravo! to break even financially. With ten participating dairies, we believe that Bravo! will report annualized pre-tax net profits of approximately $650,000.00. Our sales to date with two dairies support these projections.

                                 MANAGEMENT

The directors, executive officers and significant employees/advisors are as follows. Our directors serve for staggered terms of two years or until their successors are elected.


      Name of Officer               Position with the Company                     Year Appointed
      ---------------               -------------------------                     --------------

China Premium Food Corporation

      Stanley A. Hirschman          Chairman and Director                            2000
      Roy G. Warren                 Director and Chief Executive Officer             1997/1999
      John McCormack                Director, President & Chief Operating Officer    1997/2000
      Michael L. Davis              Chief Financial Officer                          1997
      Susan E. Lurvey               Treasurer and Secretary                          1997
      Arthur W. Blanding            Director                                         1999
      Robert Cummings               Director                                         1997
      Paul Downes                   Director                                         1997
      George Holdsworth             Director                                         1997
      Robert L. Holz                Director                                         2000
      Michael Lucci                 Director                                         1998
      Phillip Pearce                Director                                         1997

Bravo! Foods, Inc. - US subsidiary

      Arthur W. Blanding            Chairman and Director                            2000
      Roy G. Warren                 Director and Treasurer                           1999
      Anthony P. Guiliano           Director, President & Chief Operating Officer    2000
      Stanley A. Hirschman          Director                                         2000
      John McCormack                Director and Chief Executive Officer             2000/2001
      Phillip Pearce                Director                                         2000

China Premium Food (Shanghai) Co., Ltd. - Chinese subsidiary

      Stephen Langley               Chairman, Director and General Manager           1999
      Roy G. Warren                 Director since December                          1999
      Anthony P. Guiliano           Director since December                          1999

      The experience and background of our executive officers and directors follows:

Mr. Stanley A. Hirschman - Chairman and Director since September 2000

      Mr. Hirschman is president of CPointe Associates, Inc., an executive management and consulting firm specializing in solutions for emerging companies with technology-based products. CPointe was formed in 1996. In addition, he is a director of ObjectSoft Corp., RetailHighway.com and former chairman of the board of Mustang.com. Prior to establishing CPointe Associates, Mr. Hirschman was vice president of operations of Software, Etc., Inc., a retail software chain, from 1989 until 1996. Mr. Hirschman has also held senior management positions with retailers T.J. Maxx, Gap Stores and Banana Republic.

      Mr. Hirschman currently serves on the Executive Committee of our board of directors and is a director of our US subsidiary Bravo! Foods. Inc.

Mr. Roy G. Warren - Chief Executive Officer since May 1999; Director since
1997

      Mr. Warren serves as our Chief Executive Officer and as a director. Mr. Warren was in charge of our day to day operations as from 1997 until the appointment of John McCormack as President and Chief Operating Officer in December 2000. As Chief Executive Officer, Mr. Warren continues to develop strategy for our growth and external financial matters.

      For 15 years from 1981 through 1996, Mr. Warren was in the securities brokerage industry. During those years, Mr. Warren acted as executive officer, principal, securities broker, and partner with brokerage firms in Florida, most notably Kemper Financial Companies, Alex Brown & Sons and Laffer Warren & Company. Mr. Warren currently serves on the Executive Committee of our board of directors.

      Mr. Warren also serves as a director of our U.S. subsidiary, Bravo! Foods, Inc. and our wholly owned Chinese subsidiary, China Premium Food (Shanghai) Co., Ltd.

Mr. John McCormack - President, Chief Operating Officer since December 2000; Director since 1997

      Prior to his appointment as our President and Chief Operating Officer, Mr. McCormack served as an executive with Dean Foods Co. for over 15 years. Dean Foods is a US national processor and distributor of a full line of branded and private label products, including fluid milk, cottage cheese and ice cream, as well as frozen vegetable brands which include BirdsEye, Freshlike and Veg-All. Prior to a 1999 move to the Chicago area for Dean Foods, Mr. McCormack managed McArthur Dairy in Miami, Florida, a wholly-owned subsidiary of Dean Foods Co. As a Vice President of Dean Foods, he was in charge of Dean Food's mid-western division out of Chicago, Illinois.

      Mr. McCormack is the Chief Executive Officer and a director of our U.S. subsidiary, Bravo! Foods, Inc.

Mr. Michael L. Davis - Chief Financial Officer since October, 1997

      Mr. Davis has been associated with the securities industry over 35 years, as a securities and special situations analyst with ValueLine, and as a tactical planner, general portfolio manager and short sale portfolio manager with a number of hedge funds. In 1972, he was a member of the Investment Committee at Anchor Corp. which supervised its $2.5 billion family of funds, as well as serving as Anchor's chief market analyst. From 1978 through 1989, Mr. Davis was the portfolio manager of Merrill Lynch's Special Value Fund. In addition to his position with us, for the past eight years, Mr. Davis has operated a private consulting firm, M.L. Davis Financial Services. Mr. Davis advises clients on stock selection and general market timing considerations. He researches and writes investment reports on selected small and mid-cap growth companies. In addition. Mr. Davis supervises an investment portfolio for a group of United Arab Emirates investors.

Mr. Arthur W. Blanding - Director Since November, 1999

      Mr. Blanding is president of The Omega Company, an international dairy industry consulting company. Mr. Blanding has over 50 years experience in management of dairy processing, sales and strategic planning consulting. He graduated from Michigan State University in 1956, with a degree in food science, and in 1964 from Oregon State University with a degree in Food Microbiology, and attended Harvard Business School.

      As President of The Omega Company for the past 20 years, Mr. Blanding has completed over 200 projects successfully, both in the U.S. and abroad. Clients of The Omega Company include Abbott International, Cumberland Farms, Dairy Gold, Farm Fresh, Inc., Haagen Dazs, Labatt, Ross Laboratories, and Stop & Shop Company, among others. Mr. Blanding was a consultant for the design and construction of the dairy processing facility built in Shanghai by Green Food Peregrine. The Omega Company is a party to a consulting contract with us concerning technical and production issues. Mr. Blanding also serves as a director and Chairman of our U.S. subsidiary, Bravo! Foods, Inc.

Mr. Robert J. Cummings - Director Since 1997

      Mr. Cummings' work experience includes ten years in purchasing at Ford Motor Company. In 1975, he founded and currently operates J & J Production Service, Inc., a manufacturing representative business, which is currently responsible for over $300 million in annual sales. Mr. Cummings currently serves on the executive committee of the our board of directors.

Mr. Paul Downes - Director Since 1997

      Mr. Downes is a director and, from August of 1997 to April of 1998, served as our Chairman. For the past 12 years, Mr. Downes has managed his personal diverse portfolio of international investments with concentration in the United Kingdom, Eastern Europe, North Africa and Asia. In 1985, he founded a group of nursing homes for the elderly in Great Britain which he sold in 1990. Prior to that time, Mr. Downes, spent several years organizing golf tournaments and international golf matches in Malaysia, Singapore, Thailand, Philippines, Indonesia and Hong Kong, spending two years living in Southeast Asia. Mr. Downes is one of our "founders" and played a leading role in our initial raising efforts. From March of 1999, Mr. Downes has served as the Chairman of a start up marble quarry company located in Alabama.

Mr. George Holdsworth - Director Since 1997

      From March of 1997 until May, 1998, Mr. Holdsworth was responsible for the operational aspects of our China operations. Since 1998, Mr. Holdsworth has managed his personal investment portfolio and has served as a director and consultant to U.S. Stone Corporation, a start up marble quarry company located in Alabama.

      Mr. Holdsworth is a graduate of the University of London with a B.S. in Mathematics and an Associate of the London College of Music. He started in business as a manufacturing manager in Earlsdon Components, Ltd., where he became Director of Operations, then owner and Managing Director. In 1993, Mr. Holdsworth became owner of Earlsdon Technology, Ltd., a JV Partner of Shanghai Earlsdon Valve Company, Ltd., and lived in Shanghai for four years, until May, 1998. Mr. Holdsworth sold his interest in Shanghai Earlsdon and commenced his duties for us in March, 1997.

Mr. Robert L. Holz - Director since 2000

      For the past six years, Mr. Holz has managed a portfolio of private investments in start up companies under the aegis of Explorer Fund Management, L.L.C., an entity which he founded in 1994. Prior to 1994, Mr. Holz held senior management positions in securities related firms such as Nomura Securities International, Inc., National Investment Services of America and was a partner in Kidder, Peabody & Co., Inc. Mr. Holz specializes in identifying and analyzing new business opportunities and managing resources for goal realization. Mr. Holz serves on our audit committee.

Michael G. Lucci - Director Since 1998

      Mr. Lucci is a former All Pro linebacker who played for the Detroit Lions of the National Football League from 1964 through his retirement from professional football in 1973. Mr. Lucci became associated with Bally's Total Fitness Corporation in 1971 and rose through the ranks to become that corporation's Vice President of club operations in the mid-west, Senior Vice-President, and President and Chief Operating Officer in 1993. Mr. Lucci retired in 1996 and, since that time, has managed a diverse investment portfolio for himself and directed the business of his construction company in the Detroit MI area. Mr. Lucci serves on the executive committee of our board of directors.

Mr. Phillip Pearce - Director Since 1997

      Mr. Pearce is a "retired" member of the securities industry. Mr. Pearce served as Chairman of the NASD during which time he was instrumental in the founding of NASDAQ. Additionally, Mr. Pearce was a former Director of E.F. Hutton and has served as Governor of the New York Stock Exchange. Since his retirement in 1988, Mr. Pearce has remained active in the securities industry as a corporate financial consultant. Mr. Pearce serves on the compensation committee of our board of directors.

      Mr. Pearce also serves on our audit committee and is a director of our U.S. subsidiary, Bravo! Foods, Inc.

Mr. Stephen Langley - Chairman, Director and General Manager of our wholly owned Chinese subsidiary, China Premium Food (Shanghai) Co., Ltd. since October 1999

      Mr. Langley's has been in the sales, marketing, and management of the agribusiness for approximately 22 years. Seventeen of those years have been with multinational companies, including IBP Inc., a processor of fresh beef and pork. Mr. Langley was responsible for establishing a market presence for IBP in China in 1997 for the sales of products imported from IBP-US which amounted to US$ 250,000 in 1997 and grew to over US $7 million in 1998. Mr. Langley was responsible for the development of business strategy and directed all sales activities in China for IBP.

      Mr. Langley and his family have lived in China continuously for the last 6 years. He studied Chinese full time for two years from 1993-1995 and achieved Chinese language Level 3 fluency (Foreign Service scale of 1-5, with Level 5 equal to native speaker.)

Mr. Anthony P. Guiliano - President and Director of our US subsidiary, Bravo! Foods, Inc.

      Mr. Guiliano has 20 years of experience in senior level marketing and management positions with consumer products companies, including Dial Co., Welch Foods, Kayser-Roth, Cleo, a division of Gibson Greetings, and Schering-Plough. While with these companies, Mr. Guiliano's responsibilities included marketing and sales management of branded consumer products, launching new branded consumer products and negotiating licensing for product brands, including Looney Tunes(TM), Lion King and Disney. Prior to his appointment as President and his election Bravo!'s board in 2000, Mr. Guiliano served as a consultant to us since 1998 for our China sales and marketing efforts. Mr. Guiliano has been an independent consumer products sales and marketing consultant since1996 and an employee of our Bravo! subsidiary since 2000.

      As of the date of this prospectus, there have been no family relationships among the directors and executive officers. Further, no director, executive officer, promoter or control person has been involved in any legal proceedings during the past five years that are material to an evaluation of the ability or integrity of such director, person nominated to become a director, executive officer, promoter or control person of the Company. None of the individuals listed has had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of such bankruptcy, if any, or within two years prior to that time. No director, executive officer, promoter or control person was or has been convicted in a criminal proceeding or is subject to a pending criminal proceeding or subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, borrowing, or otherwise limiting his or her involvement in any type of business, securities or banking activities. No director, executive officer, promoter or control person has been found by a court of competent jurisdiction in a civil action to have violated federal or state securities or commodities law.

                           EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth the compensation paid by us during the last three fiscal years to our Chief Executive Officer, and the four other most highly compensated executive officers whose total 2000 salary and bonus exceeded $100,000:


                                   -Annual Compensation-                         -Long-Term Compensation-
Name & Position            Year    Salary    Bonus         Other                     Restricted Stock
                                                                                    Awards and options

Stanley Hirschman          2000    30,000 (partial yr.)                                400,000 (1)
Chairman                   2001    15,000 (partial yr)

Roy G. Warren              1998    $120,000                                            410,914 (2)
President &                1999    $120,000
Chief Executive Officer    2000    $180,000 (retroactive to 1/1/00)

John McCormack             2001    $180,000                100,000 shares (3)          500,000 (4)
President &
Chief Operating Officer

Steven Langley             1999    $ 75,000    $30,000     $70,000 (5)                 200,000 (6)
General Manager            2000    $ 75,000    $30,000     $70,000 (5)                         (6)
Chairman (China)

Michael Edwards            2000    $55,000 (partial yr.)   $65,000(7)                  200,000 (7)
Sales VP                   2001    $110,000

Anthony Guiliano           2000    $60,000 (partial yr.)   $30,000                             (8)
President &                2001    $120,000
Chief Operating Officer
Bravo! Foods, Inc.

<F1>  Incentive bonus options for 400,000 shares of common stock issued in
      100,000 share tranches when our stock trades at $2.00, $3.00, $4.00 and $5.00, respectively. Exercise price is the market price at issue, with a term of three years.

<F2>  These options were authorized by a directors' resolution on April 20,
      1997. At that time, a market did not exist for our unrestricted shares, which had a par value of $0.001.

<F3>  One time signing bonus in common stock issued pursuant to an S-8 registration statement.

<F4>  Incentive bonus options for 500,000 shares of common stock issued in
      100,000 share tranches when our stock trades at $1.00, $2.00, $3.00, $4.00 and $5.00, respectively. Exercise price is the market price at issue, with a term of five years.

<F5>  Includes $48,000 annual allowance for housing in Shanghai, PRC for Mr.
      Langley and his family and $22,000 educational expense for family members.

<F6>  Pursuant to October 1, 1999 agreement for five year options (from vesting) at market as of September 1, 1999, subject to the following vesting schedule: 50,000 at 9-1-99; 50,000 at 9-1-00; 50,000 at
      9-1-01; 50,000 at 9-1-02.

<F7>  $65,000 bonus paid in quarterly installments for one year with review thereafter. All options have an exercise price at market, when issued. Options for 50,000 issued as signing bonus on November 27, 2000; 50,000 to be issued on 5-31-01; 50,000 on 5-31-02;and 50,000 on
      5-31-03. Options have a five year term from issuance.

<F8>  Incentive options for 127,500 shares of common stock of Bravo!. If exercised now, the common stock underlying these options represents 15% of the issued and outstanding common stock of Bravo!. Mr. Guiliano receives from $5,000 to $30,000 for each dairy signed to participate in Bravo!'s Looney Tunes(TM) branded milk production program, depending upon the size of the dairy. Mr. Guiliano's compensation is an expense of Bravo!.

Option grant table 1999 and 2000


                   Underlying    Percentage    Per Share         Expiration
Name & Position      Common       of Total     Exercise $           Date

1999
----

Stephen Langley      200,000       88.88%      market at         5 years from
Chief Operating                                12-1-99($1.10)    vesting
Officer (China)

Nancy Yuan            25,000       11.12%      market at         9-12-04
Chief Financial                                12-1-99 ($1.10)
Officer (China)

2000
----

Michael Edwards       50,000       100%        market at         5 years from
Sales VP                                       11-27-00($0.50)   vesting

Aggregated option exercises in fiscal 1998, 1999 and 2000

      None of the named executive officers exercised any stock options during fiscal 1998,1999 or 2000. The following table provides information on the value of such officers' unexercised options at December 31, 2000.

Aggregated 1999 and 2000 Fiscal Year End Option Value Table


                   Securities Underlying                Value of "In The Money"
Name & Position    Unexercised Options                  Unexercised Options (1)

Roy G. Warren        410,914                                     $-0-

Stephen Langley       50,000 (150,000 unexercisable)             $-0-

Michael Edwards       50,000 (150,000 unexercisable)             $-0-

Nancy Yuan            25,000                                     $-0-

Charles Beech        510,914                                     $-0-

Paul Downes (2)    1,383,705                                     $-0-

<F1>  On December 31, 1999 and 2000, our unrestricted common stock was quoted on the NASD Over The Counter Electronic Bulletin Board at a closing price of $0.81 and $0.2656, respectively; the reported dollar values represent the "in-the money" value of the options listed as of each year end.

<F2>  These options were granted to Tamarind Management, Ltd., an affiliate of Mr. Downes.

Compensation of Directors

      Directors were compensated for their travel expenses to and from board of directors' meetings in 1998, 1999 and 2000. There were four in person meetings and eleven telephonic meetings of the board in 1998, two in person meetings and eleven telephonic meetings of the board in 1999 and three in person meetings and five telephonic meetings of the board in 2000.

Employment contracts

      *  Stanley Hirschman, our Chairman of the Board

      We have a month to month contract with Mr. Hirschman with monthly compensation set at $7,500 for the six month period commencing September 1, 2000. During his employment, Mr. Hirschman also will receive three year incentive options for an additional 400,000 shares in tranches of 100,000 as the public trading price for our stock attains certain pre-determined levels. The exercise price for these options will track the market price for our common stock when granted.

      *  John McCormack, our President and Chief Operating Officer

      We have a two year contract with Mr. McCormack commencing December 1, 2000, at an annual base salary of $180,000. Mr. McCormack will receive100,000 shares of our common stock as a signing bonus. During his employment, he also will receive five year incentive options for an additional 500,000 shares in tranches of 100,000 as the public trading price for our stock attains certain pre-determined levels. The exercise price for these options will track the market price for our common stock when granted.

      *  Michael Edwards, our Vice President for Sales

      We have a three year contract with Mr. Edwards commencing June 1, 2000, at an annual base salary of $110,000 plus a $65,000 one year bonus, payable quarterly. Mr. Edwards received five year options for 50,000 shares of our common stock at an exercise price of $0.69 per share as a signing bonus. He also will receive five year option for an additional 150,000 shares in three annual tranches of 50,000, commencing May 1, 2001. These additional options will have an exercise prices which track the market price for our common stock when granted.

      * Nancy Yuan, Chief Financial Officer for our Chinese operations through mid 2000 and presently Comptroller for our overall US operations

      Ms. Yuan has a five year contract dated December 1, 1999 and effective September 13, 1999, at a base annual salary of $40,000, with an annual bonus of $5,000 in the first year. Ms. Yuan's employment agreement calls for her receipt of one time five year stock options for 25,000 shares at an exercise price of $1.12 per share.

      * Stephen Langley, Chief Operating Officer (General Manager) of China Premium (Shanghai), our wholly owned Chinese subsidiary

      Mr. Langley has a five year contract dated December 1, 1999 and effective September 1, 1999, at a base annual salary of $75,000, with a quarterly bonus of $7,500 in the first year. In subsequent years, Mr. Langley's bonus is performance based. In addition, Mr. Langley receives a $48,000 annual housing allowance and a $22,000 education allowance for his family. Mr. Langley's employment agreement calls for his receipt of five year stock options for 200,000 shares at an exercise price of $1.12 per share. These options are in four equal tranches of 50,000 with vesting over a three year period.

      * Anthony Guiliano, President and Chief Operating Officer of our Bravo! Foods subsidiary

      Mr. Guiliano has a five year contract with our Bravo! subsidiary, dated November 2000 and effective July 1, 2000. Mr. Guiliano receives a base salary of $120,000 plus an annual bonus of $30,000, payable quarterly, and incentive options for 127,500 shares of the common stock of Bravo!. If exercised now, the common stock underlying these options represents 15% of the issued and outstanding common stock of Bravo!. Mr. Guiliano receives from $5,000 to $30,000 for each dairy signed to participate in Bravo!'s Looney Tunes(TM) branded milk production program, depending upon the size of the dairy. Mr. Guiliano's compensation is an expense of Bravo!.

                            CERTAIN TRANSACTIONS

Fiscal year 1999

      On January 5, 1999 and January 7, 1999, respectively, we issued 13,959 shares of our common stock to Utah Resources International, Inc., pursuant to its conversion of our Series C convertible preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On February 5, 1999 we issued 40,000 shares of our common stock to Utah Resources, pursuant to its conversion of our Series C convertible preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 504 offering.

      During the period February 2, 1999 through February 18, 1999, we issued 100,000 shares of our common stock to four accredited and sophisticated investors, resulting from the exercise of common stock warrants issued to these investors in 1997 as part of a Section 4(2)/ Rule 506 offering.

      On February 22, 1999, we issued 150,000 shares of our common stock to Explorer Fund Management, Inc., pursuant to its conversion of 50,000 shares of our Series C convertible preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the December 1998 amended 504 offering.

      On March 3, 1999, we issued 40,000 shares of our common stock to Utah Resources, pursuant to its conversion of our Series C convertible preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On March 9, 1999, we issued 53,500 shares of our Series D convertible preferred stock to three accredited and sophisticated corporate investors and one sophisticated/accredited finder. These shares of Series D convertible preferred stock were the first tranche of this offering made in reliance upon the exemption from registration provided in Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The issue consisted of the Series D convertible preferred stock at $10.00 per share, with warrants to: Austinvest Anstalt Balzers, 16,250 Series D/16,250 warrants for $162,500; Esquire Trade & Finance Inc.,16,250 Series D/16,250 warrants for $162,500; Amro International, S.A., 17,500 Series D/17,500 warrants for $175,000.

      On March 12, 1999, we issued 30,000 shares of common stock and collected proceeds of $30,000 from Explorer Fund's exercising 30,000 warrants issued in December 1998, as part of our Rule 504 offering of Series C convertible preferred stock. The common stock underlying these warrants was issued pursuant to Rule 504 of Regulation D, as part of the December 1998 amended 504 offering.

      From March 4, 1999 through April 21, 1999, we issued 315,000 shares of our common stock to twelve accredited and sophisticated investors, whom we knew or who were existing shareholders. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act and pursuant to and based upon the qualification of each investor, including representations as to the investment purpose of each such purchase. In April 0f 1999, we canceled 105,000 of these shares in accordance with the request of certain of these investors.

      On April 23, 1999, we issued 25,000 shares of our Series D convertible preferred stock to three accredited and sophisticated corporate investors and one sophisticated/accredited finder. The gross proceeds from this and the first tranche of this offer aggregated $750,000. These shares of Series D convertible preferred stock were issued as the second tranche of this offering made in reliance upon the exemption from registration provided in Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The issue consisted of the Series D convertible preferred stock at $10.00 per share, with Warrants to: Austinvest Anstalt Balzers, 8,125 Series D/8,125 warrants for $81,250; Esquire Trade & Finance Inc., 8,125 Series D/8,125 warrants for $81,250; Amro International, S.A., 8,750 Series D/8,750 warrants for $87,500.

      On May 19, 1999, we issued 53,334 shares of common stock at $1 per share as the result of Utah Resources' exercising 53,334 warrants related to the previous issuance of Series C convertible preferred stock. The common stock underlying these warrants was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On May 28, 1999, we issued 145,000 shares of common stock to seven accredited and sophisticated investors. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 and pursuant to and based upon the qualification of each investor, including representations as to the investment purpose of each such purchase.

      On May 28, 1999, we issued 4048 shares of our common stock to The Omega Company, pursuant to a written consulting contract. The principal of The Omega Company is Mr. Arthur Blanding, who has been a member of our Board of Directors since November of 1999. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On June 15, 1999, we issued a total of five stock options agreements with certain non-shareholders and non-employees, who had provided bookkeeping, research and organizational services, for 55,000 restricted shares of common stock pursuant to Section 4(2) of the Act. These options contain an exercise price of $1.00 per share and expire in five (5) years.

      On June 25, 1999, we issued 117,200 shares of common stock to four accredited and sophisticated investors. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 and pursuant to and based upon the qualification of each investor, including representations as to the investment purpose of each such purchase.

      On June 25, 1999, we issued 1999 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares

      On July 30, 1999, we issued 20,000 shares of common stock as a result of Utah Resources' conversion of our Series C convertible Preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      During July, August and September 1999, we conducted a private sale of Series E Convertible Preferred Stock and issued 330,000 shares in five tranches to twenty-four accredited and sophisticated investors at $2.50 per share, as follows:

      July 23, 1999 -  100,000 Series E shares and warrants for 50,000 common to seven investors
      Aug. 16, 1999 -  30,000 Series E shares and warrants for 15,000 common to three investors
      Sept. 1, 1999 -  60,000 Series E shares and warrants for 30,000 common to three investors
      Sept. 14, 1999 - 40,000 Series E shares and warrants for 52,000 common to three investors
      Sept. 27, 1999 - 100,000 Series E shares and warrants for 50,000 common to eight investors

      All twenty four Series E investors are clients of the same small registered broker dealer. No general solicitation or advertising was utilized in this offering. These investor warrants and finder warrants are exercisable as follows:


Underlying         Exercise
Closing Date        Common        Price       Expiration
------------       --------       -----       ----------

July 23, 1999
    Investors       50,000     $3.00/share     7-22-01
    Finder          10,000     $2.75/share     7-22-04
    Finder          10,000     $5.00/share     7-22-02

August 16, 1999
    Investors       15,000     $3.00/share     8-15-01
    Finder           3,000     $2.75/share     8-15-04
    Finder           3,000     $5.00/share     8-15-02

September 1,1999
    Investors       30,000     $3.00/share     8-31-01
    Finder           6,000     $2.75/share     8-31-04
    Finder           6,000     $5.00/share     8-31-02

September 14,1999
    Investors       20,000     $3.00/share     9-13-01
    Finder           4,000     $2.75/share     9-13-04
    Finder           4,000     $5.00/share     9-13-02

September 27, 1999
    Investors       50,000     $3.00/share     9-26-01
    Finder          10,000     $2.75/share     9-26-04
    Finder          10,000     $5.00/share     9-26-02

    No Series E Warrants have been exercised.

      The issuance of the Series E convertible preferred stock and warrants was pursuant to an exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Act. The proceeds of the sale of the Series E Preferred Stock were utilized for working capital. The net proceeds of this issuance were $711,963 net of $113,037 of finder's fee, legal and printing expenses.

      On August 10, 1999, holders converted Series E convertible preferred stock into 174,340 shares of common stock. The issuance of the common stock underlying the Series E Preferred Stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D.

      On August 16, 1999, we issued 2356 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares

      On August 16, 1999, we issued 65,000 shares of common stock to three accredited and sophisticated investors. These shares were issued pursuant to
Section 4(2) of the Securities Act of 1933 and pursuant to and based upon the qualification of each investor, including representations as to the investment purpose of each such purchase.

      On August 23, 1999, one holder converted Series E convertible preferred stock into 10,000 shares of common stock. The issuance of the common stock underlying the Series E Preferred Stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D.

      On October 14, 1999, we issued 1163 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On October 20, 1999, we issued 30,000 shares of common stock as a result of Utah Resources' conversion of our Series C convertible Preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On November 10, 1999, thirteen accredited and sophisticated holders converted Series E convertible preferred stock into 360,000 shares of common stock. The issuance of the common stock underlying the Series E Preferred Stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D.

      On November 26, 1999, three accredited and sophisticated holders converted Series E convertible preferred stock into 80,000 shares of common stock. The issuance of the common stock underlying the Series E Preferred Stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D.

      On November 26, 1999, we issued 134,000 shares of common stock as a result of Utah Resources' conversion of our Series C convertible Preferred stock. The common stock underlying this convertible preferred was issued pursuant to Rule 504 of Regulation D, as part of the November 1998 offering.

      On December 2, 1999, we issued 1737 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

Fiscal Year 2000

      On February 1, 2000, we amended our Rule 506 offering with respect to the Series D Preferred Stock originally offered on March 9, 1999 and April 23, 1999, respectively. Pursuant to this amended offering, we issued an additional 50,000 shares of the Series D Preferred Stock and amended the total number of warrants to be issued by the issuance of additional warrants for 1,300,000 shares of common stock to the existing sophisticated and accredited holders of our Series D Preferred Stock. The Series D Preferred and accompanying warrants were priced at $10.00 per unit and resulted in proceeds of $490,000 in cash, net of $10,000 of legal and issuance expenses.

      In connection with this sale, we issued 125,000 shares of our common stock pursuant to Section 4(2) to these holders to compensate them for the delay in registering the resale of the common stock underlying the Series D Preferred and the warrants, and 50,000 shares of common stock to a finder. These shares of common stock are issued at $0.75 per share, the market value on February 1, 2000 for our common stock.

      On February 2, 2000, four holders converted Series D convertible preferred stock into 175,000 shares of common stock. The issuance of the common stock underlying the Series D preferred stock was pursuant to an exemption from registration provided by Rule 506 of Regulation D.

      On April 6, 2000, we issued 6,374 shares of our common stock to The Omega Company, pursuant to a written consulting contract. The principal of The Omega Company is Mr. Arthur Blanding, who has been a member of our board of directors since November of 1999. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On April 6, 2000, we issued 150,000 of our Series F convertible preferred stock and warrants to three sophisticated and accredited investors and one finder. In addition, we agreed to issue 75,000 shares of common stock upon the exercise of the warrants by the respective holders. The Series F convertible preferred stock and the warrants were priced at $10.00 per unit and resulted in proceeds of $1,480,000, net of $20,000 of legal and issuance expenses. The Series F convertible preferred stock has a stated value of $10.00 per share and a conversion feature equal to $0.50 per share. Warrants for 3,000,000 shares of common stock were issued to the investors with an exercise price of $1.00 per share and an expiration date of April 5, 2003. Warrants for 1,600,000 shares of common stock were issued to a finder with an exercise price of $0.84 per share and have an expiration date of April 5, 2000. The Series F convertible preferred stock, the warrants and the common stock underlying the preferred and the warrants have been and will be issued pursuant to an exemption to registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. The proceeds of this offering are for working capital.

      On April 25, 2000, we issued 66,785 shares of our common stock to Utah Resources, pursuant to its conversion of our remaining Series C convertible preferred stock issued to Utah Resources in November of 1998. The Series C convertible preferred Stock and the common stock underling the preferred were issued to Utah Resources pursuant to an exemption to registration provided by Regulation D, Rule 504 and Section 4(2) of the 1933 Act.. Utah Resources, Inc. is an accredited and sophisticated investor.

      On May 11, 2000, we issued 10,260 shares of our common stock to The Omega Company pursuant to the terms of a written consulting contract. We did not receive cash for these shares.

      On May 22, 2000, we issued 184,638 shares of our common stock to two holders of Series D convertible preferred stock pursuant to their conversion of 10,000 shares of the preferred. The Series D convertible preferred and the common stock underlying the preferred were issued to these sophisticated and accredited investors pursuant to an exemption from registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On May 23, 2000, we issued 1,517,441 shares of our common stock to one holder, pursuant to the conversion of 500,000 shares of Series A convertible preferred stock and 1,017,441 shares of Series B convertible preferred stock. The Series A and Series B convertible preferred stock converted was issued by us in early 1997 to one of our original founders, pursuant to an exemption to registration provided by Section 4(2) of the Act. The conversion of the Series A convertible preferred stock represents all of the Series A convertible preferred stock issued by us. We did not receive cash for these shares.

      On June 8, 2000, we issued 219,566 shares of our common stock to two holders of Series D convertible preferred stock pursuant to the conversion of 10,000 shares of the preferred. The Series D convertible preferred and the common stock underlying the preferred were issued to these sophisticated and accredited investors pursuant to an exemption from registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On June 19, 2000, we issued 75,000 shares of ours Series G convertible preferred stock and warrants for 344,330 shares at $0.9625 per share to three sophisticated and accredited investors and two finders. The Series G convertible preferred stock, the warrants and the common stock underlying both the preferred and the warrants were issued pursuant to an exemption to registration provided by Regulation D, Rule 506 and Section 4(2) of the 1933 Act. The Series G convertible preferred stock and the warrants were priced at $10.00 per unit and resulted in proceeds of $675,000 in cash, net of $60,000 in finder=s fees and $15,000 of legal and issuance expenses. The Series G convertible preferred stock has a stated value of $10.00 per share and a conversion feature equal to the lesser of $0.85 per share or 80% of the average of the three lowest closing bid prices of the 22 days immediately preceding the conversion of the preferred. The warrants for 334,330 shares of common stock have an exercise price of $0.9625 per share and an expiration date of June 18, 2003. The proceeds of this offering are for working capital.

      On July 14, 2000, we issued 225,735 shares of our common stock to thirteen former holders of our Series E convertible preferred stock. This common stock was issued pursuant to the exercise of certain participation rights in favor of these holders at a price determined by the market value of the common stock on the day of exercise. We received $169,302.50 in cash from the issuance of this common stock. This stock was issued pursuant to an exemption to registration provided for the original convertible preferred transaction, and all shares underlying that transaction, pursuant to Regulation D, Rule 506 and Section 4(2) of the 1933 Act. This stock was issued to accredited and sophisticated investors, who were provided with updated financial and corporate information through our public filings.

      On August 3, 2000, we issued 18,199 shares of our common stock to Stephen Langley, pursuant to his employment contract with us. Mr. Langley is our Chief Operating Officer in China and serves as the General Manager of our wholly owned Chinese subsidiary. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act.

      On August 15, 2000, we issued 6,439 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On November 15, 2000, we issued 6,439 shares of our common stock to The Omega Company, pursuant to a written consulting contract. These shares were issued pursuant to an exemption to registration provided by Section 4(2) of the 1933 Act. We did not receive cash for these shares.

      On December 1, 2000, we issued 15,000 shares of common stock to Corporate Image Bureau, in exchange for services by that corporate public relations company, pursuant to Section 4(2) of the Act. In connection with the services rendered, Corporate Image was provided with detailed historic and current information concerning our business and financial affairs.

      On December 13, 2000, we issued 135,119 shares of our common stock to one holder, pursuant to the conversion of 135,119 shares of Series B convertible preferred stock. The Series B convertible preferred stock converted was issued by us in early 1997 to this holder for his assumption of a certain loan repayment owed by China Premium Enterprises, Limited, an entity from which we purchased substantially all of its assets, pursuant to an exemption to registration provided by Section 4(2) of the Act.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock on of February 28, 2001, as to

      * each person known by us to beneficially own more than 5% of our common stock
      *  each of our directors
      *  each of our named executive officers
      *  all of our directors and officers as a gr

The following conditions apply to all of the following tables:

      * except as otherwise noted, the named beneficial owners have direct ownership of the stock and have sole voting and investment power with respect to the shares shown


      * the class listed as "common" includes the shares of common stock underlying our issued convertible preferred stock, options and warrants


      * Amro International, S.A., Austinvest Anstalt Balzers and Esquire Trade & Finance Inc. have agreed to limit their ownership of our outstanding common stock to not more than 9.999%.

Holders of 5% or more of our common stock follows:


                  Name & Address of                Amount & Nature of              Percent
Title of Class    Beneficial owner                 Beneficial Ownership            of Class
--------------    -----------------                --------------------            --------

Common            Amro International, S.A.         2,903,284                       11.5%
                  Grossmuenster Platz 26
                  Zurich, Switzerland CH 8022

Common            Austinvest Anstalt Balzers       2,802,841                       11%
                  Landstrasse 938
                  9494 Furstentums
                  Balzers, Liechtenstein

Common            Esquire Trade & Finance Inc.     2,802,841                       11%
                  Trident Chambers P.O. Box 146
                  Road Town, Tortola, B.V.I.

Common            Mr. Dale Reese                   2,457,985                       9.7%
                  125 Kingston Road
                  Media, PA

Common            Paul Downes                      24,182 (direct)                 0.095%
                  Tamarind Management Ltd.         2,098,145 (indirect/control)    8.29%
                  5646 Windrift Lane
                  Boca Raton, FL 33433

Common            Libra Finance, S.A.              1,662,500                       6.57%
                  P.O. Box 4603
                  Zurich, Switzerland

Common            American Flavors China, Inc.     1,531,685                       6.05%
                  Florence & Noam Sender
                  (principal beneficial owners)
                  1007 Chestnut Street
                  Newton, MA 02164

Common stock owned by our directors follows:



                  Name & Address of                Amount & Nature of              Percent
Title of Class    Beneficial owner                 Beneficial Ownership            of Class
--------------    -----------------                --------------------            --------

Common            Paul Downes                      24,182 (direct)                 0.095%
                  Tamarind Management Ltd.         2,098,145 (indirect/control)    8.29%
                  5646 Windrift Lane
                  Boca Raton, FL 33433

Common            Roy G. Warren                    717,414                         2.83%
                  1128 Country Club Road
                  N. Palm Beach, FL 33408

Common            Robert Cummings                  310,000                         1.22%
                  2829 N.E. 44th Street
                  Lighthouse Point, FL 33064

Common            Michael G. Lucci                 210,000                         0.83%
                  49 Spanish River Drive
                  Ocean Ridge, FL 33435

Common            John McCormack                   200,000                         0.79%
                  8750 South Grant
                  Burridge, IL 60521

Common            Mr. Arthur W. Blanding           75,811                          0.29
                  Janesville, WI 53545

Common            Phillip Pearce                   25,000                          0.098%
                  6624 Glenleaf Court
                  Charlotte, NC 28270

Common            Stanley Hirschman                9,670                           0.38%
                  2600 Rutgers Court
                  Plano, Texas 75093

Common stock owned by our executive officers follows:



                  Name & Address of                Amount & Nature of              Percent
Title of Class    Beneficial owner                 Beneficial Ownership            of Class
--------------    -----------------                --------------------            --------

Common            Roy G. Warren                    717,414                         2.83%
                  CEO/Director

Common            John McCormack                   200,000                         0.79%
                  President/COO/Director

Common            Stephen Langley                  70,000                          0.27%
                  Chairman/GM- China

Common            Michael L. Davis                 25,000                          0.098%
                  Chief Financial Officer

Common            Susan Lurvey                     12,000                          0.049%
                  Treasurer/Secretary

Common stock owned by our directors
 and executive officers as a group                 3,777,222                       14.9%

      The following is the amount of underlying common stock holders have the right to acquire within sixty (60) days from convertible stock, options and warrants. This common stock has been included as part of the "common stock" listed in the above tables. For Amro International, S.A., Austinvest Anstalt Balzers, Esquire Trade & Finance Inc., Libra Finance, S.A., please refer to pages 25 and 26.


                     Total Equity and                            Underlying
Holder               Rights to Equity    Type of Security        Common Stock
------               ----------------    ----------------        ------------

Mr. Dale Reese           2,457,985       Options                   700,000

Tamarind                 2,122,327       Series B Convertible      107,440
Management, Ltd.                         Preferred

(Mr. Paul Downes)                        Options                 1,383,705

Roy G. Warren              670,414       Options                   410,914

Michael L. Davis            25,000       Options                    25,000

Steve Langley               70,000       Options                    50,000

      There currently are no arrangements that may result in a change of ownership or control of the Company.

         SECTION 16(a)  BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

      As required under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our common stock must report such ownership and any changes in that ownership to the Securities and Exchange Commission on specific due dates. Based solely upon a review of the appropriate forms furnished to us, beneficial owners subject to Section 16(a), with the exception of Amro International S.A., complied with the requirements of that section for the year ended December 31, 1999. Amro International S.A. did not file the required form upon becoming the beneficial owner of more than ten percent of our common stock. Amro's beneficial ownership is derived from its ownership of our convertible preferred stock that, if converted, would result in the issuance of common stock in excess of ten percent of our issued and outstanding common stock.

                               AUDIT COMMITTEE

      We adopted and approved a formal written charter for the audit committee on February 10, 2001. Messrs. Pearce and Holz have been appointed to the audit committee. The requirement for the existence of an audit committee did not exist for us prior to 2000 and the audit of our 1999 financial statements has not been reviewed or discussed by this recently formed committee. A copy of the audit committee charter is attached as an exhibit.

SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


                                       By Order of the Board of Directors
                                       China Premium Food Corporation


February 28, 2001
North Palm Beach, Florida


                                 APPENDIX A

                       CHINA PREMIUM FOOD CORPORATION

                                   CHARTER

Establishment Audit Committee.

      WHEREAS, the Board of Directors deems the best interests of the Company and its stockholders to be served by the establishment of an Audit Committee, made up of independent members of the Board of Directors, in order to assist, evaluate and make recommendations regarding who will serve as the Company's independent public accountants and to monitor the propriety and ethical implications of certain transactions between the Company and its employees, officers and members of the Board of Directors; it therefore is

      RESOLVED, that an Audit Committee of this Board of Directors be, and it hereby is, established, with the members to be selected at a future meeting of the Board of Directors;

      RESOLVED FURTHER, that the purposes and objective of the Audit Committee shall be to(1) study review and evaluate the Company's accounting, auditing and reporting practices, including internal audit and control functions, and to serve as a focal point for communication between non-committee directors, the independent accountants and the Company's management and(2)monitor transactions between(a)the Company and (b)its employees, officers and members of the Board of Directors, or any affiliates of the foregoing;

      RESOLVED FURTHER, that the Audit Committee shall have full power and authority to carry out the following responsibilities:

1. Make recommendations to the full Board of Directors annually regarding the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, and make recommendations regarding other appropriate courses of action to be taken in connection with services performed for the Company by the independent auditors;

2. Review the engagement of the independent auditors. including the scope, extent and procedures of the audit, the compensation to be paid therefor and all other matters the Committee deems appropriate;

3. Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements including without limitation the policies for recognition of revenues in financial statements:

4. Review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures;

5. Assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner:

6. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs;

7. Review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period;

8. Review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors;

9. Consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect;

10. Investigate, review and report to the full Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of Directors of the Company or any affiliates of the foregoing,

11. The Audit Committee is responsible for ensuring its receipt from the independent auditors of a formal written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and the Audit Committee is responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and for taking. or recommending that the full board take, appropriate action to oversee the independence of the independent auditor;

12. The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee. The composition of the Audit Committee shall be compliant with applicable NASD listing standards; and

13. Perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

      RESOLVED FURTHER, that the Audit Committee is to meet at least three
(3) times per year, and as many additional times as the Committee deems appropriate, and

      RESOLVED FURTHER, that minutes of each meeting are to be prepared and sent to committee members, members of the Board of Directors who are not members of the Audit Committee and the Secretary of the Company.

                                       China Premium Food Corporation
                                       Board of Directors

Dated: February 10, 2001


                        CHINA PREMIUM FOOD CORPORATION
                 (FORMERLY CHINA PEREGRINE FOOD CORPORATION)

                  PROXY SOLICITED BY BOARD OF DIRECTORS FOR
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 27, 2001

      The undersigned owner of the Shares of Stock of the China Premium Food Corporation indicated on the reverse side of this card hereby instructs Susan Lurvey and Dennison Chapman (Proxies), and each of them, with full power of substitution, to vote the Shares of Stock which the undersigned is entitled in any capacity to vote at the Annual Meeting of Shareholders of the Company to be held at The Waterford Hotel & Conference Center, Salon A, 11360 U.S. Highway One, North Palm Beach, Florida, on March 27, 2001, at 10:00 a.m., and at any adjournment thereof, in the manner directed on the reverse with respect to the matters referred to in the Proxy Statement for the Annual Meeting, receipt of which is hereby acknowledged, and to the Proxies' discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

                       (To Be Signed on Reverse Side)

                       CHINA PREMIUM FOOD CORPORATION

      The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3

1.  To elect as Directors for a two        Nominees:  Mr. Arthur W. Blanding
    year term                                         Mr. Paul Downes
    the nominees listed at right                      Mr. Robert L. Holz
                                                      Mr. John McCormack
    FOR all nominees listed       WITHHOLD            Mr. Roy G. Warren
    at right (except as marked    AUTHORITY
    to the contrary below)        to vote for all
                                  nominees listed
                                  at right
            [ ]                        [ ]

FOR, except vote withheld from the
 Following nominee(s):
______________________________________

2.  To ratify the selection of BDO Seidman, LLP     FOR    AGAINST  ABSTAIN
    as independent public accountants for           [ ]      [ ]      [ ]
    the Company

3.  In their discretion, the proxyholders are       FOR    AGAINST  ABSTAIN
    authorized to vote upon such other matters      [ ]      [ ]      [ ]
    that may properly come before the meeting or any adjournments

Please vote, sign and date this voting instruction and return it in the enclosed envelope

These voting instructions will be voted as specified.
If no specification is made for any proposal, this voting instruction will be voted FOR such proposal.

In order to avoid the additional expense of further solicitation, we strongly urge you to review, complete and return your ballot as soon as possible. Your vote is important regardless of the number of shares you own

Signature(s)___________________________________   Date:____________________